EXHIBIT 1

                            STOCK PURCHASE AGREEMENT
                            ------------------------



                                      Among

                       PINNACLE BUSINESS MANAGEMENT, INC.,
                              a Nevada corporation

                                       And

                      Vincent A Lo Castro and Kim Lo Castro

                                       And

                         Michael B. Hall and Jeff Turino




                          Dated as of December 27, 2000




STOCK  PURCHASE  AGREEMENT
--------------------------

This Stock Purchase Agreement (this "Agreement") is dated as of December 27, 2000 and to be effective as of January 1, 2000 (the "Effective Date") among Pinnacle Business Management, Inc., a Nevada corporation (the "Buyer"), Vincent
A. Lo Castro ("Lo Castro") and Kim Lo Castro (collectively with Lo Castro, the "Sellers"), and Jeff Turino ("Turino") and Michael B. Hall ("Hall" and collectively with Turino, the "Guarantors").


                                    PREAMBLE
                                    --------

          The Sellers are the owners of all of the issued and outstanding shares of the Capital stock (the "Stock") of to Castro & Associates, Inc, Pennsylvania corporation (the "Company"). The Sellers wish to sell the Stock to the Buyer, and the Buyer wishes to purchase the Stock from the Sellers, all upon the terms and subject to the conditions set forth herein. Therefore, in consideration of their mutual promises set forth herein and intending to be legally bound, the parties hereby agree as follows.

                                   ARTICLE I.

                                 THE TRANSACTION
                                 ---------------

          1.     Sale and Purchase of Stock; Purchase Price.
                 ------------------------------------------

          At the Closing referred to in Section 1.02, the Sellers shall sell all of the Stock owned by them to the Buyer, and the Buyer shall purchase the Stock from the Sellers. The aggregate purchase price for all of the Stock (the "Purchase Price") shall be (a) an amount equal to the (i) the book value of the Company's assets as of December 31, 2000 plus (ii) five times the Company's
                                              ----
annualized earnings based on the third quarter of its fiscal year ending December 31, 2000 (such amount, the "Formula Amount") and (b) shares of the Purchaser's common stock, par value $0.000l ("Common Stock"), payable as follows: (a) by delivery by the Buyer at Closing of a promissory note in the form of Exhibit A (the "Promissory Note"): and (b) by delivery by Buyer and the
         ---------
Guarantors at Closing of 83,300,000 shares of the Purchaser's common stock which will immediately after the Closing constitute 16.66% of the Purchaser's total authorized Common Stock (the "Closing Shares"). The Formula Amount shall be determined by an independent third party to be mutually agreed upon by the parties.

          1.2     Closing.
                  -------

               (a)     Time  and  Place.  The  closing under this Agreement (the
                       ----------------
"Closing") will take place at 10:00 a.m., local time, on December,. 2000 at the offices of Buchanan Ingersoll, Professional Corporation. One Oxford Centre, 20th Floor, Pittsburgh, Pennsylvania, or at such other time, date or place as to which the parties shall mutually agree. The date on which the Closing occurs is sometimes referred to in this Agreement as the "Closing Date."

               (b)     Deliveries  and  Proceedings  at  the  Closing.   At  the
                       ----------------------------------------------
Closing:

               (i)     Stock  Certificates.  The  Sellers  shall deliver to Mark
                       -------------------
     Jackson (the "Pledge Agent") certificates for their Stock, duly endorsed in negotiable form and with stock powers duly executed in blank attached (collectively, the "Certificates and Stock Powers").

               (ii)     Promissory Note; Closing Shares. The Buyer shall execute
                        -------------------------------
     and deliver the Promissory Note to Sellers; and the Buyer and the Guarantors shall cause to be delivered to the Sellers the Closing Shares.

               (iii)  Stock  Pledge  Agreement.  As  security  for  the  Buyer's
                      ------------------------
     obligations under the Promissory Note and this Agreement, the Buyer shall execute and deliver to the Sellers, a Stock Pledge Agreement in a form satisfactory to the Sellers (the "Pledge Agreement").

               (iv)  Mortgage and Security Agreement. As additional security for
                     -------------------------------
     the Buyer's obligations under the Promissory Note, the Buyer shall cause the Company to execute and deliver to the Sellers a Mortgage arid Security Agreement in the form of Exhibit B (the "Mortgage and Security Agreement").
                              ---------

               (v)     Guaranty  Agreement.  As  additional  security  for  the
                       -------------------
     buyer's obligations under the Promissory Note and this Agreement, the Buyer shall deliver to Sellers a Guaranty Agreement in the form of Exhibit C
                                                                       ---------
     executed by Jeff Turino and Michael B. Hall (the "Guaranty Agreement").

               (vi)  Shareholders Rights Agreement. The Buyer and the Guarantors
                     -----------------------------
     shall execute and deliver to Sellers a Shareholders Rights Agreement in a form satisfactory to Sellers. (the "Shareholders Rights Agreement and collectively with the Promissory Note, the Mortgage and Security Agreement, the Pledge Agreement, and the Guaranty Agreement, the "Related Agreements")

               (vii)  Other  Deliveries.  The  closing certificates, opinions of
                      -----------------
     counsel and other documents required to be delivered pursuant to this Agreement shall be exchanged.


                                   ARTICLE II

                REPRESENTATIONS  AND  WARRANTIES  OF  SELLERS
                ---------------------------------------------

          2. The Sellers hereby jointly and severally represent and warrant to the Buyer as follows:

          2.1     Organization.
                  ------------

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has the full corporate power to own or lease its properties and assets as now owned or leased, to carry on its business as and where now being conducted and to make, execute, deliver and perform the Related Agreements to which it is a party. The copies of the articles of incorporation and bylaws of the Company, as amended to date, which have been delivered to the Buyer, are correct and complete and are in fall force and effect.

          2.2     Capitalization and Ownership.
                  ----------------------------

          The Company's authorized stock consists solely of 100,000 shares of common stock, par value $1.00 per share, 1000 of which are issued and presently outstanding and none of which are held in its treasury. The Sellers are the record and beneficial owner of 1000 shares of Stock, free and clear of all liens, security interests, claims or encumbrances (collectively, "Liens"). All of the outstanding shares of the Company have been duly authorized, validly issued and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. There are no outstanding options, warrants. rights, agreements, calls, commitments or demands of any character relating to the shares of the Company and no securities convertible into or exchangeable for any of such shares. Each Seller has the full legal right, power and authority to enter into this Agreement, transfer their Stock to the Buyer in accordance with this Agreement and to perform their other obligations hereunder, without the need for the consent of any other person or entity.

          2.3     Subsidiaries.
                  ------------

          The Company does not, directly or indirectly, own any stock of, or any other interest in, any corporation or business entity.

          2.4     Good  Standing.
                  --------------

          The Company is duly qualified and in good standing in the Commonwealth of Pennsylvania.

          2.5     Authorization and Enforceability:  Title to Stock.
                  -------------------------------------------------

          This Agreement and the Related Agreements have been or will be duly executed and delivered by the Sellers and constitute or will constitute legal, valid and binding obligations of the Sellers enforceable against each of them in accordance with their respective terms. Upon delivery to the Buyer at the Closing of certificates representing the Stock in accordance herewith, the Buyer will acquire good and valid title to the Stock, free and clear of all Liens except for the Lien contemplated by the Pledge Agreement.

          2.6     No  Violation of Laws or Agreements.
                  -----------------------------------

          Except  to the extent the consents of third parties listed on Schedule
2.23 are required, the execution and delivery of this Agreement and the Related Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Related Agreements and the compliance with the terms, conditions and provisions hereof and thereof by the Sellers and the Company will not: (a) contravene any provision of the articles of incorporation or bylaws of the Company; (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company or any Seller is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order (a "Judgment") of any court, any governmental department, commission, board, agency or instrumentality or any arbitrator (each a "Judicial Authority"), or any applicable law, statute, rule, regulation, code or ordinance (a "Law") of any federal, state or local government authority (each a "Government Authority");
(c) result in the creation or imposition of any Lien upon any of the assets of the Company or give to others any interests or rights therein; (d) result in the maturation or acceleration of any liability or obligation of the Company or give others the right to cause such a maturation or acceleration; or (e) result in the termination of or loss of any right, or give others the right to cause such a termination or loss, under any agreement or contract to which the Company is a party or by which it is bound.

          2.7     Financial  Statements.
                  ---------------------

          The books of account and related records off Company fairly reflect in reasonable detail the assets and liabilities and transactions in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The Company's balance sheet for the nine month period ending September 30, 2000 (the "Balance Sheet") is accurate it all material respects.

          2.8     No  Undisclosed  Liabilities.
                  ----------------------------

          The Company has no known liability or obligation required to be included in its financial statements, including without limitation liabilities for or in respect of Taxes (as hereinafter defined) and any interest or penalties relating thereto, except as are reflected on the Company's balance sheet dated June 30, 2000 which have been provided to Buyer.

          2.9     No  Chances.
                  -----------

          Except  as  disclosed  on  Schedule 2.9 hereto, since the June 1, 2000
                                     ------------
(the "Balance Sheet Date") the Company has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, except as disclosed on Schedule 2.9, since the Balance Sheet Date, there has not
                       ------------
been:

               (a) any material change in the financial condition, assets, liabilities, prospects, net worth, earning power or business of the Company except changes in the ordinary course of business, none of which, individually or in the aggregate, has been or will be materially adverse to the Company;

               (b) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, business or prospects of the Company, or any material deterioration in the operating condition of the assets of the Company;

               (c) any mortgage or pledge on, or subjection to any Lien of, any of the Company's assets, tangible or intangible;

               (d)     any  strike,  walkout  or  labor  trouble;

               (e) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the shares of the Company, or any direct or indirect redemption, purchase or other acquisition of any shares of the Company or any rights to purchase such shares or securities convertible into or exchangeable for such shares;

               (f) any increase in the salaries or other compensation payable or to become payable to. or any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder of the Company (except increases made in the ordinary course of business and consistent with past practice), or any increase in or any addition to other benefits (including without limitation any bonus, profit-sharing, pension or other plan) to which any of its officers, directors, employees or shareholders may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice;

               (g) any making of or commitment to make any capital expenditures in excess of $10,000;

               (h) any cancellation or waiver of any right material to the operation of the business of the Company or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any Related Party (as defined in Section 2.25 below);
                                                            ------------

               (i) any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by the Company other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date;

               (j) any sale, transfer or other disposition of any assets of the Company, except sales of inventory in the ordinary course of business;

               (k) any material adverse change or any threat of any adverse change in the relations of the Company with, or any loss or threat of loss of, any of the important suppliers, clients or customers of the Company, except for the Receivership status of Daewoo Motor in Korea;

               (l) any creation, incurrence, assumption or guarantee by the Company of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for money borrowed, other than trade payables; or

               (m) any creation, incurrence, assumption or guarantee by the Company of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for money borrowed, other than trade payables.

          2.10     Taxes.
                   -----

          The Company has (a) timely filed all returns and reports required to be filed by it with respect to all foreign, federal, state and local income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation. mercantile, real estate, stock, franchise or other tax (all the foregoing taxes, including interest and penalties thereon and including estimated taxes, being hereinafter collectively called "Taxes"), (b) paid all Taxes shown to have become due pursuant to such returns and reports and (c) paid all other Taxes due, including without limitation Taxes for which a notice of or assessment or demand for payment has been received. All Taxes for periods ended after the Balance Sheet Date through the date hereof have been paid or are adequately reserved against on the books of the Company. The Company has timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be reflected on such returns or reports. There are no proposed assessments of Tax against the Company or proposed adjustments to any tax returns or reports filed pending against the Company.

          2.11     Inventory.
                   ---------

          The Company has good title to all its inventories free and clear of all Liens, except the Liens securing the Company's indebtedness to Laurel Bank and purchase money security interests.

          2.12     Accounts  Receivable.
                   --------------------

          All of the accounts receivable of the Company represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions), and have arisen in the ordinary course of business except for the Company's receivable from Michael Price in the face amount of $43,500.

          2.13     Real Property.
                   -------------

               (a) The Company is not a lessee (or the subleasee or assignee of the lessee) under any leases for real property except as described on
Schedule  2.13.
--------------

               (b)     The  Company  presently  owns (beneficially or of record)
the  real  properties  described  on  Schedule  2.13.
                                      --------------

          2.14     Debt  Instruments.  Except as described on Schedule 2.14, the
                   -----------------                          -------------
Company is not a party to any loan agreements, notes, mortgages, deeds of trust, indentures, security agreements and other agreements, instruments and arrangements, written or oral, which evidence, secure or otherwise relate to any indebtedness of the Company for borrowed money, other than trade payables.

          2.15     Material  Agreements.
                   --------------------

          Except  as  listed  on Schedule 2.15, the Company is not a party to or
                                 -------------
bound by any agreement, contract or commitment, oral or written, formal or informal which involve payments or receipts of more than $10,000 in any single year, or which were entered into other than in the ordinary and usual course of the business of the Company, and which are not listed on any other Schedule hereto (all such agreements listed on Schedule 2.15 are collectively referred to
                                      -------------
as  "Material  Agreements").

          All such Material Agreements arc in full force and effect, all parties to such Material Agreements have complied with the provisions thereof (including without limitation any provision relating to hiring practices, equal opportunity of employment or affirmative action), and no default or event which, with the giving of notice or the passage of time or both, would constitute a default exists with respect to any party under any of such Material Agreements.

          2.16     Patents and Intellectual Property Rights.
                   ----------------------------------------

          The manufacture, sale or use of any products manufactured or sold by the Company did not and does not infringe (nor has any claim been made that any such action infringes) the patents or rights of others.

          2.17     Title  to  Assets.
                   -----------------

          Except as set forth on Schedule 2.17 or Schedule 2.13, the Company has good and marketable title (fee or leasehold) to all of its properties and assets, including the properties and assets reflected in the Balance Sheet (except those disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of any Liens except (a) minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected properties or impairs the operations of the Company, (b) Liens for current taxes not yet due and payable and (c) Liens disclosed on Schedule 2.17 (collectively, "Permitted Liens").
                                -------------

          2.18     Condition  of  Assets.
                   ---------------------

          The buildings, equipment, machinery, furniture, improvements and other assets of the Company, including those reflected in the Balance Sheet, are in operating condition and repair and are suitable for the purposes for which they are used in the business of the Company.

          2.19     Permits.
                   -------

          The Company holds material permits, certificates, licenses, registrations, franchises, authorizations and other approvals from all Government Authorities (collectively, "Permits") required under all Laws which are material to its business. All such Permits are described on Schedule 2.19
                                                                   -------------
and  are  in  full  force  and  effect.

          2.20     Compliance  with  Laws.
                   ----------------------

          The Company has complied and is in compliance with all material Laws, except where a failure to be in compliance would not have a material adverse effect on the Company. No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Government Authority or other entity which has had or could have a material effect on the business of the Company with respect to any alleged violation by the Company of any Law.

          2.21     Environmental  Matters.
                   ----------------------

          Neither  the  Company  nor  the  Sellers  have  received  notice that:

               (a) there has been any discharge, disposal, spillage, emission, escape, pumping, pouring, injection, release, seepage or filtration of any Hazardous Substance (as hereinafter defined) at, upon, under or within any of the Company Properties in violation of any applicable Environmental Laws (as hereinafter defined) which has not been corrected;

               (b) there has been any transport, disposal, abandonment or discarding by the Company or its employees, agents or independent contractors, of any Hazardous Substance in violation of any applicable Environmental Laws; or

               (c) there has been any material violation of or noncompliance with any Environmental Law by the Company which has not been corrected.

          As used herein, "Environmental Laws" shall mean any Laws which relate to the environment or human health or safety, including without limitation Laws relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Substance, and "Hazardous Substance" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Environmental Laws (including any "hazardous substance" as defined in the Comprehensive Environmental Response Compensation Liability Act, 42 U.S.C. 69Ol et seq.), and (ii) asbestos, polychlorinated biphenyls, radon, petroleum
      --  ---
products  and  urea  formaldehyde.

          2.22  Employee  Retirement  Income  Security  Act of 1974  as  amended
                ----------------------------------------------------------------
("ERISA").
---------

               (a) The Company does not sponsor or maintain and is not required, either by law or by contract, to contribute to any employee welfare benefit plan, within the meaning of section 3(1) of ERISA, nor to any employee pension benefit plan, within the meaning of section 3(2) of ERISA. The Company has not contributed to, nor is it required to contribute to, any multiemployer plan, within the meaning of section 3(37) of ERISA.

               (b) All contributions and reports required, by law or by contract, to be made to or with respect to the Pension Plan for any plan year or other period on the basis of which contributions are required ending before the date hereof have been made as of the date hereof or, with respect to contributions, have been adequately provided for in the Financial Statements.

          2.23     Consents.
                   --------

          No consent, approval or authorization of, or registration or filing with, any person or entity, including any Government Authority, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise disclosed on
Schedule  2.23  to  this  Agreement.

          2.24  No  Pending  Litigation  or  Proceedings.
                ----------------------------------------

          There are no actions, suits, investigations, or proceedings pending or, to the best knowledge of the Sellers, threatened against the Company or any of its assets or affecting the Stock or any Seller's rights thereto, at law or in equity, by or before any Judicial or Government Authority. There are presently no outstanding Judgments against or affecting the Company or any of its assets or its business or affecting the Stock or any Seller's rights thereto.

          2.25     Transactions  with  Related  Parties.
                   ------------------------------------

          Except  as  disclosed  on  Schedule 2.25,  no  Related  Party  has:
                                     -------------

               (a)     borrowed  money  from,  or  loaned money to, the Company;

               (b) entered into any contractual relationship with the Company;

               (c) made any claim, express or implied, of any kind whatsoever against the Company;

               (d) obtained any interest in any property or assets owned or used by the Company; or

               (e)     engaged  in  any  other  transaction  with  the  Company.

          As used herein: (i) "Related Party" means any Seller, any relative of any Seller, any officer or director of the Company and any affiliate of any of the foregoing or the Company; (ii) "affiliate" means any person or entity who controls, is controlled by of is under common control with another person or entity; and (iii) "control" of an entity means ownership of an equity interest in such entity greater than 50%.

          2.26     Compensation  Arrangements;  Bank  Accounts;  Officers
                   ------------------------------------------------------
                   and Directors.
                   --------------

          Schedule  2.26  hereto  sets  forth  the  following  information:
          --------------

               (a) the names and current annual salary, including any bonus, if applicable, of all present officers and employees of the Company whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $100,000;

               (b) the name of each bank in which the Company has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto; and

               (c) the names and titles of all directors and officers of the Company.

          2.27  Labor  Relations.
                ----------------

          The relations of the Company with its employees are good. (a) No employee of the Company is represented by any union or other labor organization, and the Company is not party to any union or collective bargaining agreement;
(b) no employees of the Company are party to, or are the target of, any union organizing drive or similar activity; (c) there is no unfair labor practice charge or complaint against the Company pending or, to the best knowledge of the Sellers, threatened before the National Labor Relations Board or any other Government or Judicial Authority; (d) there is no labor strike, dispute, slow down or stoppage pending or, to the best knowledge of the Sellers, threatened against or involving the Company; (e) no labor grievance which might have an adverse affect on the Company or the conduct of its business is pending or, to the best knowledge of the Sellers, threatened; (f) the Company is not and has not engaged in any unfair or discriminatory labor practices; and (g) the Company has not experienced any work stoppage in the past three years.

          2.28     Warranty  Liability.
                   -------------------

          Except for lawsuits, claims, damages and expenses adequately covered by insurance, there are no liabilities of the Company, fixed or contingent, asserted or unasserted, with respect to (i) any product manufactured or sold by the Company or (ii) any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product sold by the Company.

          2.29     Insurance.
                   ---------

          All policies of insurance of which the Company is the owner, insured or beneficiary, or covering any of its property are outstanding and in full force and effect and are listed on Schedule 2.29.
                                          --------------

          2.30     Brokerage.
                   ---------

          Neither the Company nor any Seller has made any agreement which might cause any other person to become entitled to a finder's or broker's fee or commission as a result of the transactions contemplated hereunder.

          2.31     Disclosure.
                   ----------

          No representation or warranty by the Sellers in this Agreement or any Related Agreement, and no Exhibit, Schedule, document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to (a) make the statements or facts contained herein or therein not misleading or (b) provide the Buyer with adequate and complete information as to the Company and its affairs and the Stock.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                  OF THE BUYER
                                  ------------

          The  Buyer  represents  and  warrants  to  the  Sellers  as  follows:

          3.     Organization.
                 ------------

          The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Buyer is duly qualified as a foreign corporation and is in good standing in all such jurisdictions (which jurisdictions are listed in Schedule 3.1.A) in which the conduct of its business
                            --------------
or  its  ownership  or leasing of property requires such qualification. Schedule
                                                                        --------
3.1.B  contains  a  true,  complete  and  accurate  copy  of  the certificate of
-----
incorporation (the "Certificate of Incorporation") and by-laws (the "By-Laws"), each as amended to date, of the Buyer.

          3.2     Capitalization.
                  --------------

          The  entire  authorized  capital  stock  of  the  Buyer  consists  of:

          (a) 500,000,000 shares of Common Stock, of which (i) ____ shares have been issued and are outstanding, fully paid and nonassessable owned and
(ii)  no  shares  are  held  as  treasury  shares.

          Schedule  3.2  sets  forth a description of all other capital stock of
          -------------
the Buyer and contains a list of all holders of capital stock of the Buyer and options, warrants or rights to purchase such capital stock that will be outstanding immediately before the Closing, in each case including the number of shares of capital stock held by, or subject to purchase pursuant to the exercise of any option, warrant or right held by, each such holder. Except as set forth in Schedule 3.2, there are no outstanding shares of capital stock of the Buyer
    -------------
or warrants, options, agreements, convertible securities or other commitments pursuant to which the Buyer is or may become obligated to issue any shares of its  capital  stock  or  other  securities  of the Buyer. Except as set forth in
Schedule  3.2,  the  number  of  shares  of  capital  stock, if any, issuable in
-------------
connection with the securities described in the first sentence of this paragraph is not subject to adjustment by reason of the issuance of the Closing Shares or the Conversion Shares (as defined in Section 3.23). There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation from the Buyer pursuant to any provision of law, the Certificate of Incorporation or the By-Laws or, any agreement to which the Buyer is a party, or otherwise, and except as described in Schedule 3.2, there is no agreement,
                                            ------------
restriction or encumbrance with respect to the sale or voting of any shares of the Buyer's capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities). Neither MAS Acquisition X19 Corp. (the "Predecessor Corporation") nor the Corporation has violated the Securities Act of 1933, as amended (the "Securities Act") or any securities law of any state or other jurisdiction in connection with the issuance of any securities prior to the date hereof (collectively "Applicable Securities Laws").

          3.3  Equity  Investments.
               -------------------

          Except as described on Schedule 3.3, the Buyer does not currently own,
                                 ------------
directly or indirectly, any capital stock or other proprietary interest in any corporation, association, trust, partnership, limited liability company, limited liability partnership, joint venture or other entity.

          3.4     Financial  Statements.
                  ---------------------

          Attached  as  Schedule 3.4.A is the audited balance sheet of the Buyer
                        --------------
as of December 31, 1999, and the related audited statement of income, stockholders' equity and cash flows for Buyer for the year ending December 31, 1999, and attached as Schedule 3.4.B is the unaudited balance sheet of the Buyer
                      --------------
as of June 30, 1999, and the related unaudited statement of income for the Buyer for the 6-month period ending June 30, 1999 (the financial statements contained in Schedule 3.4.A and Schedule 3.4.B are hereinafter referred to as the
    ---------------       ---------------
"Financial Statements"; the balance sheet of the Buyer is hereinafter referred to as the "Balance Sheet," and December 31, 1999 is hereafter referred to as the "Balance Sheet Date"). The Financial Statements (a) are true and correct in all material respects, (b) are in accordance with the books and records of Buyer, and (c) present fairly the financial position and results of operations of the Buyer as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis.

          3.5  Absence of Undisclosed  Liabilities.
               -----------------------------------

          Except  as  set  forth  in Schedule 3.5 or as reflected in the Balance
                                     ------------
Sheet, the Buyer has no liabilities of any nature (matured or unmatured, fixed or contingent) in excess of $10,000.

          3.6  Absence of Changes.
               ------------------

          Except  as  set  forth  in  Schedule 3.6, since the Balance Sheet Date
                                      ------------
there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Buyer, (b) any material asset or property of the Buyer made subject to a lien of any kind except liens for taxes not yet due and payable, (c) any waiver of any valuable right of the Buyer, or the cancellation of any debt or claim held by the Buyer,
(d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Buyer or any agreement or commitment therefor, (e) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Buyer, except in the ordinary course of business (f) any loan by the Buyer to, or any loan to the Buyer from, any officer, director, employee, stockholder of the Buyer, or any agreement or commitment therefor, (g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Buyer, or (h) any change in the accounting methods or practices followed by the Buyer.

          3.7  Encumbrances.
               ------------

          Except as set forth in Schedule 3.7, the Buyer has good and marketable
                                 ------------
title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable.

          3.8     Burdensome Restrictions.
                  -----------------------

          The Buyer is not obligated under any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its financial condition results of operations, assets, liabilities, business or prospects or could reasonably be expected to do so in the future.

          3.9     Intellectual Property Rights.
                  ----------------------------

          3.9.1 The Buyer owns or has the right to use all Intellectual Property Rights identified in Schedule 3.9.1, which Intellectual Property Rights
                              --------------
are the only Intellectual Property Rights necessary or required for the conduct of its business as presently conducted or as proposed to be conducted;

          3.9.2  Except  as  set  forth in Schedule 3.9.2, no royalties or other
                                           --------------
amounts are payable by the Corporation to any other person by reason of the ownership or use of the Intellectual Property Rights identified in Schedule
                                                                        --------
3.9.1;
-----

          3.9.3 No product or service marketed or sold or proposed to be marketed or sold by the Buyer violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another.

          3.9.4 There are no claims pending or, to the Buyer's knowledge, threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the Corporation's business as currently conducted or as proposed to be conducted, nor does there exist any basis therefor.

          As used herein, the term "Intellectual Property Rights" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

          3.10     Litigation.
                   ----------

          Except as described on Schedule 3.10, there is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, or by or before any governmental instrumentality or other agency, now pending or otherwise affecting the Buyer, or, to the Buyer's knowledge, threatened against the Buyer or any affiliate of the Buyer, and, to the Buyer's knowledge, there exists no basis therefor. An adverse decision with respect to any litigation set forth on
Schedule  3.10  would  not  have  a  material  adverse  effect  on  the  Buyer.

          3.11  No  Defaults.
                ------------

          The Buyer is not in violation or breach of, or in default under, any provision of (a) the Certificate of Incorporation or the By-Laws or (b) except as set forth on Schedule 3.11, any note, indenture, mortgage, lease, contract,
                  -------------
purchase order or other instrument, document or agreement to which the Buyer is a party or by which it or any of its property is bound or affected or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body. To the Buyer's knowledge, there exists no condition, event or act which after notice, lapse of time, or both, may constitute a violation or breach of; or a default under, any of the foregoing.

          3.12  Employment of Employees and Consultants.
                ---------------------------------------

          No third party may assert any valid claim against the Buyer, the Predecessor Corporation or any affiliate of the Buyer, with respect to (a) the continued employment by or association with the Buyer of any of the present employees of. or consultants to, the Buyer or (b) a violation of Applicable Securities Laws.

          3.13     Taxes.
                   -----

          Each of the Predecessor Corporation and the Buyer has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct. Each of the Predecessor Corporation and the Buyer has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party, except, in each case, for those which are not yet due and payable pursuant to such returns.

          3.14  Consultants.
                -----------

          The Buyer has not registered any shares of its stock on Form S-8 that were issued to third parties in payment of finder's, broker's or other similar fees.

          3.15  Material  Agreements.
                --------------------

          Except  as set forth in Schedule 3.15, the Buyer is not a party to any
                                  -------------
written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, employee or other person or any contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Buyer; (f) guaranty of any obligation for borrowed money or otherwise; (g) lease or agreement under which the Buyer is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Buyer is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Buyer; (i) license or lease agreement with respect to any Intellectual Property Rights; (j) agreement or other commitment for capital expenditures in excess of $25,000; (k) contract. agreement or commitment under which the Buyer is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; or
(l) any other contract, agreement, arrangement or understanding which is material to the business of the Buyer or which is material to a prudent investor's understanding of the business of the Buyer. Except as set forth in
Schedule  3.15, the Buyer is not engaged in any negotiations which could lead to
--------------
any such contract, agreement, arrangement, understanding or commitment. Each contract, agreement, arrangement, understanding or commitment listed on Schedule
                                                                        --------
3.15  (each  a  "Material  Agreement")  is a valid and binding obligation of the
----
Buyer, and, to the knowledge of the Buyer, each other party thereto, enforceable in accordance with its terms subject to Limits on Enforceability (as defined below), and has been duly executed and delivered by the Buyer and, to the knowledge of the Buyer, each other party thereto. With respect to each Material Agreement, (a) each party to such agreement has performed in all material respects all obligations required to be performed to date under such Material Agreement; (b) no party to such Material Agreement is in default or arrears under the terms of such Material Agreement; and (c) no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under such Material Agreement. The Buyer has furnished to the Sellers true and correct copies of all such agreements and other documents requested by the Sellers or their authorized representatives.

          As used herein, the term "Limits on Enforceability" means limitations on enforceability (a) arising under applicable bankruptcy, reorganization, insolvency. moratorium or similar law from time to time in effect and relating to or affecting the rights or remedies of creditors generally; or (b) relating to the availability of specific performance, injunctive relief or any other equitable remedy.

          3.16  ERISA.
                -----

          Except  as  listed  in Schedule 3.16, neither the Buyer nor any entity
                                 -------------
required to be aggregated with the Buyer under Sections 414(b), (c), (m) or (n) of the Internal Revenue Code of 1986, as amended (the "Code"), sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section (2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA). With respect to each Benefit Plan listed in Schedule 3.16, to the extent applicable:
            --------------

          (a) Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all regulations, rulings and other authority issued thereunder;

          (b) All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder in connection therewith have been made by the due date thereof:

          (c) Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan;

          (d) The actuarial present value of all accrued benefits under each such Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan;

          (e) None of such Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of any participant after such participant's termination of employment; and

          (f) Neither the Predecessor Corporation, the Buyer nor any trade or business (whether or not incorporated) under common control with the Predecessor Corporation or the Buyer within the meaning of Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

          3.17  Environmental Protection.
                ------------------------

          Neither the Predecessor Corporation nor the Buyer has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Buyer, the operation of its business, and any real property that the Buyer owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Neither the Predecessor Corporation nor the Buyer has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and neither the Predecessor Corporation nor the Buyer is aware of any basis therefor. The Buyer has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. Neither the Predecessor Corporation nor the Buyer has caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Premises, and, to the Buyers knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and
                                             -- ---
Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource
                                                       -- ---
Conservation  and  Recovery Act, 42 U.S.C. Sections 6901 et seq. For purposes of
                                                         -- ---
this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and other materials classified as hazardous or toxic under any Environmental Laws.

          3.18  Federal  Reserve  Regulations.
                -----------------------------

          The Buyer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

          3.19  Compliance.
                ----------

          Each of the Predecessor Corporation and the Buyer has complied with all Federal, state, local and foreign laws applicable to its business end the issuance of its capital stock. The Buyer has all Federal, state, local and foreign governmental licenses, registrations and permits material to or necessary for the conduct of its business, such licenses, registrations and permits are in full force and effect, and there have been no violations of any such licenses, registrations or. No proceeding is pending or, to the Buyer's knowledge, threatened, to revoke or limit any thereof.

          3.20  Insurance.
                ---------

          The Buyer maintains casualty and comprehensive general liability and other liability insurance policies, with extended coverage, on the properties, assets, business and personnel of the Buyer, in amounts deemed adequate by the Buyer and in accordance with the standards of the industry in which the Buyer operates. The Buyer will obtain on or before January 31, 2001, directors and officers liability insurance with coverage amounts satisfactory to Sellers.

          3.21  Authorization of Related  Documents.
                -----------------------------------

          The execution, delivery and performance by the Buyer of (a) this Agreement and (b) each of the Related Agreements has duly authorized by the Buyer. This Agreement, and each Related Agreement when executed and delivered by the Buyer, constitutes or will constitute, as the ease may be, the valid and binding obligation of the Buyer, enforceable in accordance with its terms subject to Limits on Enforceability. The execution, delivery and performance of the Related Agreements, and compliance with the provisions hereof and thereof by the Buyer do not and will not, with Or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer under, the Certificate of Incorporation or By-Laws, any Material Agreement, or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

          3.22  Authorization of Closing  Shares  and  Reserved  Shares.
                -------------------------------------------------------

          The issuance, sale and delivery hereunder by the Buyer of a portion of the Closing Shares have been duly authorized by all requisite corporate action of the Buyer, and when so issued, sold and delivered the Closing Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Buyer or others.

          3.23  Related  Transactions.
                ---------------------

          Except as set forth in Schedule 3.25, no director, officer or employee
                                 -------------
of the Buyer nor any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of any such person is indebted to the Buyer, nor is the Buyer indebted (or committed to make loans or extend or guarantee credit) to any such person, nor is any such person a party to any transaction (other than as an employee or consultant) with the Buyer providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such person.

          3.24  No  Governmental  Consent or Approval Required.
                ----------------------------------------------

          No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Buyer for or in connection with the valid and lawful authorization, execution and delivery by the Buyer of the Transaction Documents, for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Closing Shares, except the exceptive filings under applicable securities laws set forth on Schedule 3.24, which are not required to be made
                                -------------
until  after  the  Closing  and  which  shall  be  made  on  a  timely  basis.

          3.25  Registration Rights.
                -------------------

          No person has any right to cause the Buyer to effect the registration under the Securities Act of any shares of Common Stock or any other securities of the Buyer.


                                   ARTICLE IV

                        CERTAIN RIGHTS AND OBLIGATIONS OF
                        ---------------------------------

                          THE PARTIES PRIOR TO CLOSING
                          ----------------------------

          4.  Conduct  of  Business  Pending  Closing.
              ---------------------------------------

          From and after the date hereof and pending the Closing, and unless the Buyer shall otherwise consent or agree in writing, the Sellers covenant and agree that:

          (a)     Ordinary  Course.  The  businesses  of  the  Company  shall be
                  ----------------
conducted only in the ordinary course and consistent with past practice, including without limitation billing, shipping and collection practices, inventory transactions and payment of accounts payable.

          (b)  Preservation  of  Business.  The Sellers shall use all reasonable
               --------------------------
efforts to preserve the business organization of the Company intact, to keep available to the Buyer the services of the present officers and employees of the Company and to preserve for the Buyer the good will of the suppliers, customers and others having business relations with the Company.

          (c)     Material  Transactions.  Except  as  contemplated  by  this
                  ----------------------
Agreement,  the  Sellers  shall  not  permit  the  Company  to:

          (i)     amend  its  articles  of  incorporation  or  bylaws;

          (ii) change its authorized or issued stock or issue any options, warrants or other rights to acquire shares of its stock;

          (iii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary coarse of business the terms of which are consistent with past practice and reasonable in light of current conditions;

          (iv) enter into any employment or consulting contract or arrangement with any person which is not terminable at will, without penalty or continuing obligation;

          (v) incur, create, assume or suffer to exist any Lien, tenancy or other matter affecting title to any of its assets, except Permitted Liens;

          (vi)  make  any  agreement  or  settlement  with any taxing authority;

          (vii) loan or advance funds to, or make an investment in or capital contribution to, any person or entity;

          (viii) sell, transfer or otherwise dispose of any of the assets of the Company except for (i) sales of inventory in the ordinary course of business;

          (ix) merge or consolidate the Company with or into any other entity, or negotiate or enter into any agreement with any person or entity to do any of the foregoing;

          (x) take any action or omit to take any action which will result in a violation of any material Law or cause a breach of any material agreements, contracts or commitments; or

          (xi) incur any other obligation or liability, absolute or contingent, except in the ordinary course of business and consistent with past practice.

          4.2  Sale  of  Stock  to  Others.
               ---------------------------

          The Sellers shall not sell, transfer or otherwise dispose of any of the Stock in any manner. nor shall the Sellers negotiate or enter into any agreement, or permit the Company to negotiate or enter into any agreement, with any person or entity to do any of the foregoing.

          4.3  Insurance.
               ---------

          The Company shall maintain in full force and effect all policies of insurance, subject only (i) to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved by the Buyer

          4.4     Satisfaction  of  Closing  Conditions.
                  -------------------------------------

          The Buyer and each Seller shall (a) use their or its respective best efforts to cause all of the conditions to the obligations of the others under
Article  V of this Agreement to be satisfied on or prior to the Closing Date and
(b) promptly notify the others of any event or fact which represents or is likely to cause a breach of any of his or its representations, warranties, covenants or agreements hereunder. The Sellers shall promptly advise the Buyer in writing of the occurrence of any condition or development (exclusive of general economic factors affecting business in general) of a nature that is or may be materially adverse to the businesses, operations, assets, prospects or conditions (financial or otherwise) of the Company.

          4.5     Access.  Information  and  Documents:  Confidential.
                  ---------------------------------------------------

          The Sellers shall cause the Company to give to the Buyer and to the Buyer's counsel, accountants and other representatives (collectively, "Representatives") full access during normal business hours to all of the Company's properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants and will furnish to the Buyer all such documents and copies of documents and all such other information with respect to the affairs of the Company as the Buyer may reasonably request. The Buyer agrees that it will hold in strict confidence, and cause its Representatives to hold in strict confidence, all information obtained from the Company under this Section
4.05 and will not disclose, and will cause its Representatives not to disclose, any portion of such information to any third party. In the event this Agreement is terminated pursuant to Section 5.03(a) or the transactions contemplated by this Agreement are otherwise not consummated), the Buyer shall immediately upon request of the Sellers return, and shall cause its Representatives to immediately return, all copies of documents and other information obtained pursuant to this Section 4.05 without retaining copies or extracts thereof.

                                    ARTICLE V

                       CONDITIONS TO CLOSING: TERMINATION
                       ----------------------------------

          5.  Conditions  Precedent  to  Obligations  of  Buyer.
              -------------------------------------------------

          The obligations of the Buyer to proceed with the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions (any one or more of which may be waived in whole or in part by the Buyer at the Buyer's option):

               (a)     Bringdown  of  Representations  and  Warranties.   The
                       -----------------------------------------------
representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, and the Buyer shall have received a certificate to such effect sinned by the Sellers.

               (b)     Performance  and  Compliance.  The  Sellers  shall  have
                       ----------------------------
performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing Date in all material respects, and the Buyer shall have received a certificate to such effect signed by the Sellers.

               (c)     Satisfactory  Instruments.  All instruments and documents
                       -------------------------
required on the Sellers' part to effectuate and consummate the transactions contemplated hereby shall be delivered to the Buyer and shall be in form and substance reasonably satisfactory to the Buyer.

               (d)     Consents. All consents and regulatory approvals necessary
                       --------
to the consummation of the transactions contemplated by this Agreement shall have been obtained.

               (e)     Litigation.   No  Judgment  shall  be  in  effect  which
                       ----------
restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect the Buyer's ownership or control of the Company, the business of the Company or the Stock, and there shall not be pending or threatened, by or before any Judicial or Government Authority, any action or proceeding (i) challenging any of the transactions contemplated by this Agreement or the Related Agreements or seeking monetary relief by reason of the consummation of such transactions, (ii) by any present or former owner of any stock or equity interest in the Company (whether through a derivative action or otherwise) against the Company or any officer, director or shareholder of the Company in his capacity as such or (iii) which might have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Company.

               (i)     (Omitted).
                        --------

               (g)     Resignations.  The  Buyer  shall  have  received from the
                       ------------
Sellers resignations of the directors and officers of the Company whose names are listed on Schedule 5.01(g).
                 -----------------

               (h)     No  Material  Adverse  Change.  There  shall have been no
                       -----------------------------
material adverse change since the Balance Sheet Date in the businesses, operations, assets, inventories, prospects or condition (financial or otherwise) of the Company.

          5.2  Conditions  Precedent  to  the  Obligations  of  the  Sellers.
               -------------------------------------------------------------

          The obligation of the Sellers to proceed with the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions (any one or more of which may be waived in whole or in part by the Sellers at the Sellers' option):

               (a)     Bringdown  of  Representations and Warranties.  The
                       ---------------------------------------------
representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties bad been made on as of such date, and the Buyer shall have delivered to the Sellers a certificate to such effect.

               (b)     Performance  and Compliance. The Buyer and the Guarantors
                       ---------------------------
shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by them on or before the Closing Date, and the Buyer shall have delivered to the Sellers a certificate to such effect.

               (c)     Satisfactory  Instruments.  All instruments and documents
                       -------------------------
required on the part of the Buyer to effectuate and consummate the transactions contemplated hereby shall be delivered to the Sellers and shall be in form and substance reasonably satisfactory to the Sellers and their counsel.

               (d)     Litigation.  No  Judgment  shall  be  in  effect  which
                       ----------
restrains or prohibits the transactions contemplated hereby and there shall not be pending or threatened, by or before any Judicial or Government Authority, any action or proceeding challenging any of the transactions contemplated by this Agreement or the Related Agreements or seeking monetary relief by reason of the consummation of such transactions. No litigation or other proceeding shall be instituted or threatened (ii) by any present or former owner of any stock or equity interest in the Buyer (whether through a derivative action or otherwise) against the Buyer or any officer, director or shareholder of the Company in his capacity as such or (iii) which might have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Company.

               (e)     Consents. All consents and regulatory approvals necessary
                       --------
to the consummation of the transactions contemplated by this Agreement shall have been obtained.

               (f)     No  Material  Adverse  Chance.  There  shall have been no
                       -----------------------------
material adverse change in the businesses, operations, assets, inventories, prospects or condition (financial or otherwise) of the Buyer or either Guarantor.

          5.3  Termination.
               -----------

               (a)     When  Agreement  May Be Terminated. This Agreement may be
                       ----------------------------------
terminated  at  any  time  prior  to  Closing:

               (i)     by  mutual  consent  of  the  Buyer  and  the  Sellers;

               (ii) by the Buyer if there has been a misrepresentation by the Sellers hereunder of any material fact, a material breach by the Sellers of any of their warranties or covenants set forth herein, or if any of the conditions specified in Section 5.01 hereof shall not have been fulfilled within the time required and shall not have been waived by the Buyer,

               (iii) by the Sellers if there has been a misrepresentation by the Buyer or either Guarantor hereunder of any material fact, a material breach by the Buyer or either Guarantor of any of their respective warranties or covenants set forth herein or if any of the conditions specified in Section
     5.02 hereof shall not have been fulfilled within the time required and shall not have been waived by the Sellers.

               (b)     Effect  of  Termination.  In  the event of termination of
                       -----------------------
this Agreement by either the Sellers or the Buyer as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either the Sellers or the Buyer, except for liabilities arising from a breach of this Agreement prior to such termination.


                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

          6.     Indemnification  by  Sellers.
                 ----------------------------

          The Sellers hereby jointly and severally agree to indemnify and hold harmless the Buyer and the Company from and against:

               (a) any lore, liability (including without limitation any Tax liability), claim, obligation, damage or deficiency of or to the Buyer or the Company arising out of or resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant on. the part of the Sellers contained in this Agreement or in any statement or certificate furnished or to be furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, or (ii) any investigation by any Government or Judicial Authority of the Company or its business or affairs, to the extent such investigation arises from events occurring prior to the Closing Date; and

               (b) any actions, judgments, costs and expenses (including without limitation reasonable attorneys fees and all other expenses incurred in investigating, preparing or defending any litigation, proceeding or investigation. commenced or threatened) incident to any of the foregoing or the enforcement of this Section 6.01.

          6.2     Indemnification  by  Buyer.
                  --------------------------

          The Buyer hereby agrees to indemnify and hold harmless the Sellers from and against:

               (a) any loss, liability, claim, obligation, damage or deficiency of or to the Sellers arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Buyer contained in this Agreement or in any statement or certificate furnished or to be furnished to the Sellers in connection with the transactions contemplated hereby; and

               (b) any actions judgments, costs and expenses (including reasonable attorneys fees and all other expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section 6.02.

          6.3  Representation.  Cooperation and Settlement.
               -------------------------------------------

               (a) A party seeking indemnification pursuant to this Article VI (an Indemnitee") shall give prompt written notice to the party from whom indemnification is sought (an "Indemnitor") of any claim asserted against such Indemnitee which might give rise to a claim by such Indemnitee against such Indemnitor based on the indemnity agreement contained in this Article VI, stating the nature and basis of the first-mentioned claim and the amount (or a good faith estimate) thereof.

               (b) An Indemnitor shall have full responsibility and authority with respect to the disposition of any action, suit or proceeding brought against an Indemnitee with respect to which such Indemnitor may have liability under the indemnity agreement contained in this Article VI (an "Action"); provided that notwithstanding the foregoing, if such Indemnitor shall fail or refuse to exercise such responsibility and authority, then such Indemnitee may do so at such Indemnitor's expense. If any Action is brought against an Indemnitee which is defended by an Indemnitor, such Indemnitee shall have the right, at its own expense, to be represented by counsel of its own choosing and with whom counsel for such lndemnitor shall confer in connection with the defense of any such Action. Each of such Indemnitee and Indemnitor shall make available to the counsel and accountants of the other all of its books and records relating to such Action, and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Action.

               (c) The amount payable by any Indemnitor shall be determined to give effect to any tax savings accruing to the benefit of the Indemnitee as a result of the payment of any amounts in indemnification under this Article VI.

          6.4  Duration  of  Indemnification Obligations.
               -----------------------------------------

          No claim for indemnification pursuant to this Article VI shall be made after December 31, 2002.

          6.5   Satisfaction  of  Claims Against Sellers.
                ----------------------------------------

          Any claims for indemnification against the Sellers shall be satisfied only by a set-off against amounts owed to Sellers under the Promissory Note. In no event shall the indemnification obligations of Sellers exceed an amount equal to the unpaid principal amount of the Promissory Note.

          6.6   Settlement  of  Disputes.
                ------------------------

          If an Indemnitor receives notice from an Indemnitee seeking indemnification or otherwise asserting a claim under this Article VI, and such Indemnitor (for purposes of this Section 6.06, the "Disputing Party") disputes such claim made by such Indemnitee (for purposes of this Section 6.06, the "Claiming Party"), then the Disputing Party shall provide written notice to such Claiming Party of such dispute, including a description of the basis for such dispute (the "Notice of Dispute"). Such dispute shall be settled by mutual agreement of the Claiming Party and the Disputing Party, evidenced by a writing signed by each such party, provided, however, that if no resolution or
                                ---------  -------
settlement shall be reached within 60 days following receipt by the Claiming Party from the Disputing Party of the Notice of Dispute, then either such party may submit the disputed matter to arbitration, in which event the parties agree as follows:
Both the Claiming Party and the Disputing Party agree, that if either party elects to submit a disputed matter under this Article VI to arbitration, then such dispute shall be settled by arbitration in the City of Pittsburgh, Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one to be appointed by the Claiming Party, one to be appointed by the Disputing Party, and the third to be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided above. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


                                   ARTICLE VII

                             POST CLOSING COVENANTS
                             ----------------------

          7.     Affirmative  Covenants.
                 ----------------------

          Until such time as the obligations of Buyer under the terms of the Convertible Note have been fully satisfied, the each of the Buyer and each of the Guarantors covenants and agrees as follows:

               (a)     Reporting  Requirements.     The  Buyer shall comply with
                       -----------------------
all  applicable  reporting  requirements  of  the  Securities  Act  of  1934.

               (b)  Preservation  of  Existence and Franchises.  The Buyer shall
                    ------------------------------------------
maintain the Company's corporate existence, and shall keep all its rights and franchises in full force and effect in the respective jurisdictions of incorporation.

               (c)     Insurance.  The  Buyer  shall  maintain, with financially
                       ---------
sound and reputable insurers, insurance with respect to the Company's equipment, property and inventory against such liabilities, casualties and contingencies, and of such types and in such amounts, as is customary in the case of corporations engaged in the same or a similar business. Each such policy of insurance shall name Sellers as an additional insured. The Buyer shall deliver to the Sellers certificates evidencing such insurance promptly upon obtaining or renewing any such policy.

               (d)     Maintenance  of  Equipment.  The  Buyer  shall  cause the
                       --------------------------
Company to maintain its equipment in good repair and working order and shall make all necessary repairs thereto and replacements thereof.

               (e)     Board of Directors. So long as Sellers own at least 5% of
                       ------------------
the Purchaser's issued and outstanding common stock, they shall have the right to designate one person to serve as a member of Buyer's Board of Directors which will be comprised of no more than three persons. Approval of any transaction involving issuance of capital stock of the Buyer or which would be otherwise be material to the Buyer shall require the affirmative vote of three directors. In the event of a default under the terms of the Conversion Note or any of the other Related Agreements, the size of the Purchaser's Board of Directors shall be increased to five, and Sellers shall have the right to designate two additional persons to the Board of Directors.

          7.2   Negative  Covenants.
                -------------------

          Until such time as the obligations of Buyer under the terms of the Promissory Note have been fully satisfied, without the prior written consent of the Sellers, the Buyer shall not cause or permit:

               (a)     Dividends. The Company to pay dividends or make any other
                       ---------
distributions  of  any  kind.

               (b)     Merger.  The Company to merge with or into or consolidate
                       ------
with  any  other  entity  unless  the  Company  is  the  surviving  entity.

               (c)     Place  of  Business,  etc.  The Company to (i) change its
                       -------------------------
principal place of business, (ii) change its name or (iii) locate any of its assets or any of its books and records pertaining thereto at a location other than its principal places of business.

               (d)     Sale of Assets; Liens. The Company to (i) sell any of its
                       ---------------------
assets  (other  than  sales  of inventory in the ordinary course of business) or
(ii) grant any mortgage, lien, security interest or other encumbrance on any of its assets; provided however, that the Company may ~., grant security interests in its (x) accounts receivable ("Permitted Receivables Lien") and (y) inventory acquired after the Closing ("After Acquired Inventory"), in each case for the sole purpose of obtaining working capital financing for its business operations (the "Permitted Inventory Lien"); provided, further, however, that in no event shall (i) the Permitted Receivables Lien secure an indebtedness in excess of an amount equal to seventy percent (70%) of the face amounts of such accounts receivable, or (ii) the Permitted Inventory Lien secure an indebtedness in excess of an amount equal to fifty percent (50%) of the cost of such Inventory.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          8.  Further Assurances; Subordination.
              ---------------------------------

          From time to time after the Closing Date, upon the request of the Buyer each Seller shall (i) make available to the Buyer any records, documents or other information relating to the Company and retained by such Seller and
(ii) execute, deliver and acknowledge all such further instruments of transfer and conveyance and take all such other actions as the Buyer may reasonably require.

          8.2  Notices.
               -------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon delivery, if personally delivered, (b) on the tenth day after being deposited with the U.S. Postal Service, if sent by certified or registered mail, return receipt requested, (c) on the next day after being deposited with a reliable overnight delivery service or (d) upon receipt of an answerback, if transmitted by telefax, postage prepaid in all cases other than telefax, addressed to the other party at the following addresses, or telefax numbers in the case of a telefax (or at such other address or telefax number as shall be given in writing by any party to the others):

          If  to  the  Buyer,  to:

                    Pinnacle  Business  Management,  Inc.
                    2963  Gulf  To  Bay  Boulevard
                    Suite  265
                    Clearwater,  Florida  33759
                    Telephone:  (727)  669-7781
                    Facsimile:  (727)_________

          If  to  the  Sellers,  to:

                    Vincent  Lo  Castro
                    Lo  Castro  &  Associates,  Inc.
                    3644  Washington  Road
                    McMurray,  Pennsylvania  15317
                    Telephone:  (724)  514-1400
                    Facsimile:  (724)  514-1414

          And:

                    Mark  Jackson
                    Lo  Castro  &  Associates,  Inc.
                    3644  Washington  Road
                    McMurray,  Pennsylvania  15317
                    Telephone:  (724)  514-1400
                    Facsimile:  (724)  514-4414

          With  a  required  copy  to:

                    Buchanan  Ingersoll  Professional  Corporation
                    One  Oxford  Centre,  301  Grant  Street,  20th  Floor
                    Pittsburgh,  Pennsylvania  15219-1410
                         Attention:  Mary  L.  Silverberg,  Esq.
                         Telephone  Number:  (412)  562-3970
                         Telefax  Number:  (412)  562-1041

          8.3   Successors  and  Assigns.
                ------------------------

          This Agreement and all rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding the foregoing, the Agreement may not be assigned by any party without the written consent of each of the other parties.

          8.4   Governing  Law.
                --------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.


          8.5   Counterparts.
                ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          8.6   Amendment.
                ---------

          To be effective, any amendment or waiver to this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought

          8.7   Severability.
                ------------

          If any portion of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid and unenforceable, the valid and enforceable provisions will continue to be given effect and bind the parties hereto.

          8.8   Entire  Agreement.
                -----------------

          This Agreement and the Schedules and Exhibits hereto, and the Related Agreements, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.


          8.9   Seller Agent.
                ------------

          The Sellers hereby appoint LoCastro and Mark Jackson, or either of them, as their agent for the purposes of giving all communications which the Sellers may give to the Buyer.

          8.10  Covenant Not to Compete.
                -----------------------

               (a) Each of the Sellers agrees that for a two year period after the Closing, he or she will not directly or indirectly:

               (i) enter into or attempt to enter into the "Restricted Business" (as defined below) within the Commonwealth of Pennsylvania; or

               (ii) induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company's business to terminate such employment or other relationship in order to enter into any relationship with him, any business organization in which he is a participant in any capacity whatsoever, or any other business organization in competition with the Company's business.

               (b) The term "indirectly," as used in this Section 8.10, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

               (c)     The  term  "Restricted  Business" as used in this Section
8.10 means the sale of automobiles, wireless telephone equipment and business telephone systems. Nevertheless, the Sellers may own less than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities of such corporation are listed for trading on a national stock exchange or are registered under the Securities
Exchange Act of 1934. Buyer acknowledges that LoCastro presently performs services for the New Auto Toy Store, Inc. and any activities either Seller shall take on behalf of the New Auto Toy Store, Inc. shall not be deemed to constitute a breach of this Section 8.10. Buyer acknowledges that Seller is not conveying their ownership interest in the New Auto Toy Store, Inc. as part of this Agreement. If Seller enters into an Agreement to sell their interest in the New Auto Toy Store, Inc., Buyer acknowledges that they are only entitled to the then current book value of the investment on the balance sheet of the Company on the date of such sale.

               (d)     Scverability;  No  Default.  The  covenants  set forth in
                       --------------------------
Section 8.10 shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographic scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable protectable interests of the Buyer, the Company and the Sellers. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement. The covenants set forth in this Section
8.10 shall be terminated and of no further force or effect upon the occurrence of an "Event of Default" as defined in the Promissory Note.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                       [SIGNATURES ON THE FOLLOWING PAGE]

                                               BUYER:


ATTESTED:                                      PINNACLE  BUSINESS  MANAGEMENT,
                                               INC.


By:                                            By:
   -----------------------------                  ------------------------------
                                                  President



                                               SELLERS:


/s/                                            /s/  Vincent  A.  Lo  Castro
--------------------------------               ---------------------------------
Witness                                        Vincent  A.  Lo  Castro

/s/                                            /s/  Kim  Lo  Castro
--------------------------------               ---------------------------------
Witness                                        Kim  Lo  Castro


                                               Guarantors:


/s/                                            /s/  Jeff  Turino
--------------------------------               ---------------------------------
Witness                                        Jeff  Turino


/s/                                            /s/  Michael  B.  Hall
--------------------------------               ---------------------------------
Witness                                        Michael  B.  Hall

                                  Schedule 2.13
                                 Real Properties


1. 3644 Washington Road, McMurray, Pennsylvania, 15317. (Deeded in the name of Arnoni, Lo Castro and Associates)

                                  Schedule 2.14
                                Debt Instruments


1. Attached Schedule of automobile installment loans and capitalized lease obligations.

2. Laurel Bank Floor Plan Agreement and related Demand Note dated October 29, 1999 ($1,000,000 Maximum).

3. National City Bank of Pennsylvania Commercial Note: Demand Line of Credit dated February 13, 1998 (Original amount $1,500,000).

4. National City Bank of Pennsylvania Open-End Mortgage and Security Agreement dated December 2, 1997 (Original amount $1,260,000).

                                  Schedule 2.15
                               Material Agreements


1.     "Dealer  Sales  and  Service  Agreement"  with Daewoo Motor America, Inc.

2.     "Associate  Agreement"  with  NEC  America,  Inc.

3. Exclusive Retail Dealer Agreement" with Pittsburgh Cellular Telephone Company, a Pennsylvania partnership, by its majority partner, McCaw Communications of Pittsburgh, Inc., d/b/a AT&T Wireless Services

4. Consulting Agreement by and between New Auto Toy Store, Inc. and Lo Castro & Associates, Inc.

                                  Schedule 2.17
                                 Permitted Liens

1. That certain purchase money security interest in (i) the equipment in existence now or hereinafter acquired from AT&T Wireless Services and
       (ii) the  proceeds  from  the  sale  or  other  disposition  thereof.

2. A security interest in (i) the products purchased from NEC America. Inc. and (ii) the proceeds of the sale, lease, installation, servicing, repair, or maintenance of all such products.

3. Liens on any of the Leasehold Improvements and Company Vehicles listed on the balance sheet, such liens being included in the detail in item 1. of
       Schedule  2.14,  Debt  Instruments.

                                  Schedule 2.19
                                     Permits


1. Commonwealth of Pennsylvania, Department of Revenue Sales Tax License No. 80-647 052 issued to All Pro Communications.

2. Commonwealth of Pennsylvania, Department of Revenue Sales Tax License No. 80-750 849 issued to All Pro Auto Mall.

3. Commonwealth of Pennsylvania, Department of Revenue Public Transportation Assistance License No. 09-536 04 issued to Lo Castro & Associates, Inc.

4. Commonwealth of Pennsylvania, Department of Banking Installment Seller License No. 5883.

5. Commonwealth of Pennsylvania, Department of Transportation Full Agent Certificate of Authorization No. 00859030.

6. Commonwealth of Pennsylvania, Department of State Vehicle Dealer Certificate No. VD-021339-L.

7. Commonwealth of Pennsylvania, Department of Banking Sales Finance Company License No. 2190.

8. Commonwealth of Pennsylvania, Department of Transportation Official Inspection Station Permit No. D598.

                                  Schedule 2.23
                                    Consents


1. Laurel Bank requires notice of the change in the form of ownership under the terms of the Floor Plan Agreement dated October 29, 1999.

2. AT&T Wireless Services requires prior written consent of the material change in ownership under the terms of the "Exclusive Retail Dealer
       Agreement"  dated  effective  January  1,  2000.

3. NEC America, Inc. requires the prior written approval of the transfer of control of the outstanding stock under the terms of the "Associate Agreement" dated effective May 24, 2000.

4. Daewoo Motor America, Inc. requires the prior written consent to the change in ownership under the terms of the "Dealer Sales and Service
       Agreement"  dated  effective  October  5,  1999.

5. National City Bank of Pennsylvania requires the prior written consent of the change in control and sale of the property under the terms of the "Open-End Mortgage and Security Agreement" dated December 2, 1997.

                                  Schedule  2.25
                        Transactions with Related Parties


1. Lo Castro and Associates, Inc. is a party to a residual income sharing agreement with All Pro Telecommunications, Inc., (a Nevada Corporation), which is a related party.

                                  Schedule 2.26

Part  A-Compensation  Arrangements

1.     Frank  J.  Lo  Castro       $120,000.00
2.     Vincent  A.  Lo  Castro     $250,000.00
3.     Kim  N.  Lo  Castro         $130,680.00

                                  Schedule 5.01

                                  Resignations

1.     Kim  N.  Lo  Castro,  Director  and  Officer